UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

OTTER TAIL AG ENTERPRISES, LLC
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-53042	41-2171784
(Commission File Number)	(IRS Employer
Identification No.)
24096 - 170th Avenue Fergus Falls, MN 56537-7518
(Address of Principal Executive Offices) (Zip Code)

(218) 998-4301
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, Gerald Rust notified the Board of Directors (the “Board”) of Otter Tail Ag Enterprises, LLC (the “Company”) of his resignation from the Board, effective immediately.  The Company expresses its deep gratitude to Mr. Rust for his service to the Company.

Item 7.01	Regulation FD Disclosure.

On February 26, 2010, Otter Tail Ag Enterprises, LLC (the “Company”) released a letter to members regarding the status of the Company’s plan of reorganization.  The letter to members is attached to this current report on Form 8-K as Exhibit 99.1.

This current report on Form  8-K  is  being  furnished  pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Member Letter Dated February 26, 2010.

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2009, as amended, and its quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2010
OTTER TAIL AG ENTERPRISES, LLC

By:	/s/ Anthony Hicks
Anthony Hicks
Chief Executive Officer and Chief Financial Officer